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                          AGREEMENT AND PLAN OF MERGER
                                  by and among
                               WESTERN ATLAS INC.,
                              WAI ACQUISITION CORP.
                                       and
                              3-D GEOPHYSICAL, INC.
                                   dated as of
                                  March 8, 1998


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                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I
                                    THE OFFER

SECTION 1.01   The Offer...................................................  2
SECTION 1.02   Company Actions.............................................  4
SECTION 1.03   Directors...................................................  5

                                   ARTICLE II
                                   THE MERGER

SECTION 2.01   The Merger....................................................6
SECTION 2.02   Effective Time                                                7
SECTION 2.03   Effects of the Merger                                         7
SECTION 2.04   Certificate of Incorporation and
                 By-Laws of the Surviving Corporation                        7
SECTION 2.05   Directors                                                     7
SECTION 2.06   Officers                                                      7
SECTION 2.07   Conversion of Common Shares                                   7
SECTION 2.08   Conversion of Purchaser Common Stock........................  8
SECTION 2.09   Options; Stock Plans........................................  8
SECTION 2.10   Stockholders' Meeting.......................................  9
SECTION 2.11   Merger Without Meeting of Stockholders......................  9

                                   ARTICLE III
                      DISSENTING SHARES; PAYMENT FOR SHARES

SECTION 3.01   Dissenting Shares..........................................  10
SECTION 3.02   Payment for Common Shares..................................  10

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01   Organization and Qualification;
                           Subsidiaries...................................  12
SECTION 4.02   Charter; By-Laws and Rights Agreement......................  13
SECTION 4.03   Capitalization; Subsidiaries...............................  13
SECTION 4.04   Authority..................................................  14
SECTION 4.05   No Conflict; Required Filings
                and Consents..............................................  15
SECTION 4.06   SEC Reports and Financial Statements.......................  16
SECTION 4.07   Environmental Matters......................................  18
SECTION 4.08   Compliance with Applicable Laws............................  20
SECTION 4.09   Change of Control..........................................  20
SECTION 4.10   Litigation.................................................  21
SECTION 4.11   Information................................................  21



                                                         i

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SECTION 4.12   Certain Approvals..........................................  22
SECTION 4.13   Employee Benefit Plans.....................................  22
SECTION 4.14   Intellectual Property......................................  25
SECTION 4.15   Taxes......................................................  27
SECTION 4.16   Absence of Certain Changes.................................  28
SECTION 4.17   Labor Matters..............................................  28
SECTION 4.18   Rights Agreement...........................................  28
SECTION 4.19   Condition of Assets........................................  29
SECTION 4.20   Brokers....................................................  29
SECTION 4.21   Opinion of Financial Advisor...............................  29
SECTION 4.22   Employees..................................................  29
SECTION 4.23   Customers..................................................  30
SECTION 4.24   Material Contracts.........................................  30
SECTION 4.25   Affiliated Transactions....................................  31
SECTION 4.26   Omission of Material Facts.................................  31

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

SECTION 5.01   Organization and Qualification.............................  32
SECTION 5.02   Authority..................................................  32
SECTION 5.03   No Conflict; Required Filings
                 and Consents.............................................  33
SECTION 5.04   Information................................................  33
SECTION 5.05   Financing..................................................  34

                                   ARTICLE VI
                                    COVENANTS

SECTION 6.01   Conduct of Business of the Company.........................  34
SECTION 6.02   Access to Information......................................  38
SECTION 6.03   Efforts....................................................  38
SECTION 6.04   Public Announcements.......................................  39
SECTION 6.05   Employee Benefit Arrangements..............................  39
SECTION 6.06   Indemnification............................................  40
SECTION 6.07   Notification of Certain Matters............................  41
SECTION 6.08   Rights Agreement...........................................  42
SECTION 6.09   State Takeover Laws........................................  42
SECTION 6.10   No Solicitation............................................  42

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 7.01   Conditions.................................................  43


                                  ARTICLE VIII
                        TERMINATION; AMENDMENTS; WAIVER

SECTION 8.01   Termination................................................  44


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SECTION 8.02   Effect of Termination......................................  46
SECTION 8.03   Fees and Expenses..........................................  46
SECTION 8.04   Amendment..................................................  47
SECTION 8.05   Extension; Waiver..........................................  47

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01   Non-Survival of Representations and
                           Warranties.....................................  48
SECTION 9.02   Entire Agreement; Assignment...............................  48
SECTION 9.03   Validity...................................................  48
SECTION 9.04   Notices....................................................  48
SECTION 9.05   Governing Law..............................................  49
SECTION 9.06   Descriptive Headings.......................................  49
SECTION 9.07   Counterparts...............................................  50
SECTION 9.08   Parties in Interest........................................  50
SECTION 9.09   Certain Definitions........................................  50
SECTION 9.10   Specific Performance.......................................  50

Signatures................................................................  51

ANNEX I           Conditions to the Offer
ANNEX II          Form of Support Agreement
ANNEX III         Form of Consulting and Noncompete Agreement with Joel
                  Friedman
ANNEX IV          Form of Consulting and Noncompete Agreement
                  with Luis H. Ferran Arroyo

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 8, 1998, by and among Western Atlas Inc., a Delaware corporation ("Parent"), WAI Acquisition Corp., a Delaware corporation and a subsidiary of Parent (the "Purchaser"), and 3-D Geophysical, Inc., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, pursuant to this Agreement the Purchaser has agreed to commence a tender offer (the "Offer") to purchase all of the outstanding shares of the Company's common stock, par value $.0l per share (the "Common Shares") (including the associated preferred share purchase rights (the "Rights") issued pursuant to the Share Purchase Rights Agreement, dated as of July 17, 1997, between the Company and American Securities Transfer & Trust, Inc., as Rights Agent (the "Rights Agreement"), which Rights together with the Common Shares are hereinafter referred to as the "Shares"), at a price per Share of $9.65 net to the seller in cash (the "Offer Price");

         WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) approved the offer and (ii) adopted and approved this Agreement and is recommending that the Company's stockholders accept the Offer, tender their Shares to the Purchaser and approve this Agreement;

         WHEREAS, the respective Boards of Directors of the Purchaser and the Company have approved the merger of the Purchaser with and into the Company, as set forth below (the "Merger"), in accordance with the General Corporation Law of Delaware (the "GCL") and upon the terms and subject to the conditions set forth in this Agreement, whereby each of the issued and outstanding Common Shares not owned directly or indirectly by Parent, the Purchaser or the Company will be converted into the right to receive $9.65 in cash;

         WHEREAS, as a condition and inducement to Parent's and the Purchaser's willingness to enter into this Agreement, upon the execution and delivery of this Agreement, Robert P. Andrews, Ralph M. Bahna, Douglas W. Brandrup, Richard
D. Davis, Arthur D. Emil, P. Dennis O'Brien and Emir L. Tavella (the "Director Stockholders") and Luis H. Ferran Arroyo, Joel Friedman, Ronald L. Koons and Wayne P. Widynowski (the "Management Stockholders") are simultaneously entering into and delivering support agreements (the "Support Agreements") in the form attached hereto as Annex II;

         WHEREAS, as a condition and inducement to Parent's and the Purchaser's willingness to enter into this Agreement, Joel Friedman and Luis H. Ferran Arroyo are simultaneously entering into and delivering Consulting and Noncompete Agreements in the forms of Annex III and IV attached hereto;

         WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company agree as follows:


                                    ARTICLE I

                                    THE OFFER

         SECTION 1.01 The Offer.

         (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and none of the events set forth in Annex I hereto (the "Tender Offer Conditions") shall have occurred, as promptly as practicable but in no event later than the fifth business day from the date of this Agreement, the Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act")) an offer to purchase all outstanding Shares at the Offer Price and shall file all necessary documents with the Securities and Exchange Commission (the "SEC") in connection with the Offer (the "Offer Documents"). The obligation of the Purchaser to accept for payment or pay for any Shares tendered pursuant thereto will be subject only to the satisfaction of the conditions set forth in Annex I hereto.

         (b) without the prior written consent of the Company, Purchaser shall not (i) impose conditions to the Offer in addition to the Tender Offer Conditions, (ii) modify or amend the Tender Offer Conditions or any other term of the Offer in a manner adverse to the holders of Common Shares, (iii) reduce the number of Shares subject to the Offer, (iv) reduce the Offer Price, (v) except as provided in the following sentence, extend the Offer, if all of the Tender Offer Conditions are satisfied or waived, or (vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, extend the Offer at any time, and from time to time, (i) if at the then scheduled expiration date of the Offer any of the conditions to Purchaser's obligation to accept for payment and pay for all Shares shall not have been satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the Offer; or
(iii) if all Tender Offer Conditions are satisfied or waived but the number of Common Shares tendered is at least equal to 70%, but less than 90%, of the then outstanding number of Common Shares, for an aggregate period of not more than 10 business days (for all such extensions) beyond the latest expiration date that would be permitted under clause (i) or (ii) of this sentence. So long as this Agreement is in effect, the Offer has been commenced and the Tender Offer Conditions have not been satisfied or waived, Purchaser shall, and Parent shall cause Purchaser to, cause the Offer not to expire, subject however to Purchaser's and Parent's rights of termination under this Agreement. Parent and Purchaser shall comply with the obligations respecting prompt payment pursuant to Rule 14e-l(c) under the Exchange Act.

                  (c) Parent and Purchaser represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case, as and to the extent required by applicable federal securities laws.

         SECTION 1.02 Company Actions.

         (a) The Company shall file with the SEC and mail to the holders of Common Shares, as promptly as practicable on the date of the filing by Parent and the Purchaser of the Offer Documents, a Solicitation/Recommendation
Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the

"Schedule 14D-9") reflecting the recommendation of the Company Board that holders of Shares tender their Shares pursuant to the Offer and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Schedule 14D- 9 will set forth, and the Company hereby represents, that the Company Board, at a meeting duly called and held, has (i) determined by unanimous vote of its directors that the Offer and the Merger, is fair to and in the best interests of the Company and its stockholders, (ii) approved the Offer and adopted this Agreement in accordance with the GCL, (iii) recommended acceptance of the offer and approval of this Agreement by the Company's stockholders (if such approval is required by applicable law), and
(iv) taken all other action necessary to render Section 203 of the GCL and the Rights inapplicable to the Offer, the Merger and the Support Agreements; provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Company Board determines in good faith and on a reasonable basis, after consultation with its outside counsel, that failure to take such action would be a breach of the Company Board's fiduciary obligations under applicable law. The Company further represents that, prior to the execution hereof, Salomon Smith Barney ("SSB"), the Company's financial advisor, has delivered to the Company Board its opinion, and as of the date hereof will deliver its written opinion, to the effect that, as of the date of this Agreement, the cash consideration to be received by the holders of Common Shares (other than Common Shares held by Parent or any of its affiliates, in the treasury of the Company or by any wholly-owned subsidiary of the Company) pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company further represents and warrants that it has been authorized by SSB to permit, subject to prior review and consent by SSB (such consent not to be unreasonably withheld), the inclusion of such opinion (or a reference thereto) in the Offer Documents and in the Schedule 14D-9. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described in this Section 1.02(a).

         (b) The Company represents that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities law.

         (c) In connection with the Offer, the Company will promptly furnish the Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listing or computer list containing the names and addresses of the record holders of the Common Shares as of the most recent practicable date and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of Common Shares and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the Company's record and beneficial stockholders.

         SECTION 1.03 Directors.

         (a) Subject to compliance with applicable law, promptly upon the payment by the Purchaser for the Common Shares pursuant to the offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent or its affiliates bears to the total number of Common Shares then outstanding, and the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors; provided, however, that prior to the Effective Time (as defined herein), the Company Board shall always have at least two members who are neither officers, directors or designees of the Purchaser or any of its affiliates ("Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below two prior to the Effective Time, the remaining director who is not a Purchaser Insider shall be entitled to designate a person to fill such vacancy who is not a Purchaser Insider and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

         (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-i thereunder. The Company shall promptly take all actions required pursuant to such Section and

Rule in order to fulfill its obligations under this Section 1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.03. Parent will supply any information with respect to itself, and its officers, directors and affiliates required by such Section and Rule to the Company.

         (c) Following the election or appointment of Parent's designees pursuant to this Section 1.03 and prior to the Effective Time (as defined herein), any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders (or in the case where there are two or fewer directors who are not Purchaser Insiders, the concurrence of one director who is not a Purchaser Insider) if such amendment, termination, extension or waiver would have an adverse effect on the minority stockholders of the Company.


                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the GCL, at the Effective Time the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

         SECTION 2.02 Effective Time. As soon as practicable after the satisfaction of the conditions set forth in Sections 7.01(a) and 7.01(b), but subject to Sections 7.01(c) and 7.01(d), the Company shall execute, in the manner required by the GCL, and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

         SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.04 Certificate of Incorporation and ByLaws of the Surviving Corporation.

         (a) The Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of
Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

         (b) Subject to the provisions of Section 6.06 of this Agreement, the By-Laws of the Purchaser in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law.

         SECTION 2.O5 Directors. Subject to applicable law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 2.06 Officers. The officers of the Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 2.07 Conversion of Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) any Common Shares held by Parent, the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company, which Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto and (ii) Dissenting Shares (as defined herein)), shall be cancelled and retired and shall be converted into the right to receive $9.65 in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Common Share.

         SECTION 2.08 Conversion of Purchaser Common Stock. The Purchaser has outstanding 1,000 shares of common stock, par value

$.0l per share, all of which are entitled to vote with respect to approval and adoption of this Agreement. At the Effective Time, each share of common stock, par value $.0l per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.0l per share, of the Surviving Corporation.

         SECTION 2.09 Options; Stock Plans. Prior to the consummation of the Offer, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options (the "Options") heretofore granted under any stock option or similar plan of the Company (the "Stock Plans") or under any agreement, without any payment therefor except as otherwise provided in this Section 2.09. Immediately prior to the Effective Time, all Options (whether vested or unvested) which are listed in Section 4.03 of the disclosure schedule delivered to Parent by the Company prior to the date hereof (the "Company Disclosure Schedule") (or were inadvertently omitted from such schedule and for which the related Cash Payments are de minimus in the aggregate) shall be cancelled (and to the extent formerly so exercisable shall no longer be exercisable) and shall entitle each holder thereof, in cancellation and settlement therefor, to a payment, if any, in cash by the Company (less any applicable withholding taxes), at the Effective Time, equal to the product of (i) the total number of Common Shares subject to such Option (whether vested or unvested) and (ii) the excess, if any, of the Merger Price over the exercise price per Common Share subject to such Option (the "Cash Payments"). The Company represents and warrants that the Company Board has taken all necessary action to terminate the Company's 1995 Long-Term Incentive Compensation Plan, as amended, the Company's 1997 Long-Term Stock Incentive Plan and all other Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary in each case effective prior to the Effective Time.

         SECTION 2.10 Stockholders' Meeting.

         (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

          (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

          (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement, and use reasonable best efforts (A) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond as soon as practicable to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and (B) to obtain the necessary approvals of the Merger and adoption of this Agreement by its stockholders; and

          (iii) include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of the Merger and of this Agreement.

         (b) Parent agrees that it will vote, or cause to be voted, all of the Common Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and of this Agreement.

         SECTION 2.11 Merger Without  Meeting of  Stockholders.  Notwithstanding
Section 2.10, in the event that the Purchaser shall acquire at least 90% of the outstanding Common Shares pursuant to the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the GCL.


                                   ARTICLE III

                      DISSENTING SHARES; PAYMENT FOR SHARES

         SECTION 3.01 Dissenting Shares. Notwithstanding Section 2.07, Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Common Shares in accordance with the GCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Price, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Common Shares shall be treated as if they had been converted as of the

Effective Time into a right to receive the Merger Price. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Common Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, or otherwise negotiate, any such demands.

         SECTION 3.02 Payment for Common Shares.

         (a) From and after the Effective Time, The Bank of New York or such other bank or trust company as shall be mutually acceptable to Parent and the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Certificates") that, prior to the Effective Time, represented Common Shares entitled to payment of the Merger Price pursuant to Section 2.07. At the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price to which holders of Common Shares shall be entitled at the Effective Time pursuant to Section 2.07.

         (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Price in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate the Merger Price multiplied by the number of Common Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Common Shares held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company or Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate surrendered is registered, it shall be a condition to such right to receive such Merger Price that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Common Shares shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such taxes have been paid or are not applicable. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall be required to pay the full Merger Price in respect of any Common Shares represented by such Certificate; however, Parent may require the owner of such lost, stolen or destroyed Certificate to execute and deliver to the Paying Agent a form of affidavit claiming such Certificate to be lost, stolen or destroyed in form and substance reasonably satisfactory to Parent and the posting by such owner of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against Parent or the Paying Agent.

         (c) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon. Notwithstanding the foregoing, none of Parent, the Purchaser, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to such date on which any payment pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity, the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Price relating thereto, as provided in this Article III.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and the Purchaser that except as set forth in the Company Disclosure Schedule:

         SECTION 4.01 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The term "Material Adverse Effect," as used in this Agreement, means any change in or effect on the business, assets, liabilities, financial condition, results of operations or prospects of the Company or any of its subsidiaries that would reasonably be expected to be materially adverse to the Company and its subsidiaries taken as a whole (except for changes or effects that (i) affect the seismic exploration or oilfield service industries as a whole or (ii) result from performance by the Company or any of its subsidiaries pursuant to and in compliance with the terms of the agreement between the Company and Maxus Bolivia as set forth in the accepted proposal dated December 18, 1997 (other than losses or liabilities resulting from any breach of contract, negligence or violation of law in connection with performance of such contract).

         SECTION 4.02 Charter; By-Laws and Rights Agreement. The Company has heretofore made available to Parent and the Purchaser a complete and correct copy of the certificate of incorporation and the by-laws or comparable organizational documents, each as amended to the date hereof, of the Company and each of its subsidiaries and a complete and correct copy of the Rights Agreement as amended to the date hereof.

         SECTION 4.03 Capitalization; Subsidiaries. The authorized capital stock of the Company consists of 25,000,000 Common Shares and 1,000,000 shares of Preferred Stock, par value $.0l per share (the "Preferred Stock"), of which 100,000 shares are designated Series A Junior Participating Preferred Stock, par value $.0l per share (the "Junior Preferred Stock"). As of the close of business on March 2, 1998, 11,916,666 Common Shares were issued and outstanding, all of which are entitled to vote on this Agreement, and no Common Shares were held in treasury. As of the close of business on March 2, 1998 there were no shares of Preferred Stock issued and outstanding. The Company has no shares reserved for issuance, except that, as of March 2, 1998, there were 790,002 Common Shares reserved for issuance pursuant to outstanding Options and rights granted under the Stock Plans or agreements providing for the grant of Options and 100,000 shares of Junior Preferred Stock reserved for issuance upon exercise of the Rights.
Section 4.03 of the Company Disclosure Schedule sets forth the holders of all outstanding Options and the number, exercise prices and expiration dates of each grant to such holders. Since September 30, 1997, the Company has not issued any shares of capital stock except pursuant to the exercise of Options outstanding as of such date and except pursuant to the exchange of exchangeable non-voting shares (the "Exchangeable Shares") of 3-D Geophysical Canada, Inc. ("3-D
Canada") outstanding as of such date for Common Shares. All the outstanding Common Shares are, and all the Common Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding. Except as set forth above or in Section 4.03 of the Company Disclosure Schedule or for the Rights and except for the transactions contemplated by this Agreement, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests and neither the Company nor any of its subsidiaries is obligated to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as contemplated by this Agreement or the Rights Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Common Shares or the capital stock of the Company or any of its subsidiaries. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and such shares of the Company's subsidiaries are owned by the Company or by a subsidiary of the Company in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien") except as set forth in Section 4.03 of the Company Disclosure Schedule. Set forth in Section
4.03 of the Company Disclosure Schedule is a complete and correct list of each subsidiary (direct or indirect) of the Company and any joint ventures, partnerships or similar arrangements in which the Company or any of its subsidiaries has an interest (and the amount and percentage of any such interest). No entity in which the Company or any of its subsidiaries owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

         SECTION 4.04 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the then outstanding Common Shares entitled to vote thereon, to the extent required by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and the Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         SECTION 4.05 No Conflict; Required Filings and Consents.

         (a) Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") are made and the waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover law are met, (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the GCL, is made and (iv) approval of this agreement by the holders of a majority of the Common Shares, if required by the GCL, is received, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) except as disclosed in the SEC Reports (as hereinafter defined) or specifically disclosed in Section 4.05(a) of the Company Disclosure Schedule, result in a breach or violation of, a default under or the triggering of any payment or the increase in any other obligations pursuant to, any of the Company's existing Employee Benefit Arrangements (as hereinafter defined) or any grant or award made under any of the foregoing,
(iii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to the Company or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iv) except as disclosed in Section 4.05(a) of the Company Disclosure Schedule, result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, the triggering of any payment by, or the increase in any other obligation of, the Company or any of its subsidiaries or the creation of any material Lien on any of the property or assets of the Company or any of its subsidiaries (any of the foregoing referred to in clause (ii), (iii) or this clause (iv) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, except in the case of clauses
(ii), (iii) and (iv) where such Violations would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company and its subsidiaries of the transactions contemplated hereby or compliance by the Company and it subsidiaries with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of a certificate of merger pursuant to the GCL, (iii) compliance with the HSR Act, and (iv) such filings, authorizations, orders and approvals, if any, as set forth in Section 4.05(b) of the Company Disclosure Schedule, as are re-quired under foreign laws except in the case of clause (iv) for filings, authorizations, orders and approvals the failure of which to make or obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         SECTION 4.06 SEC Reports and Financial Statements.

         (a) The Company and its subsidiaries have filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements required to be filed by them with the SEC since February 9, 1996 (as amended since the time of their filing, collectively, the "SEC Reports") and has heretofore made available to Parent complete and correct copies of all such forms, reports, schedules, registration statements, and proxy statements. As of their respective dates, the SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended, including the rules and regulations of the SEC promulgated thereunder (the "Securities Act") applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) The (i) consolidated balance sheets as of December 31, 1996 (the "12/31/96 Balance Sheet") and December 31, 1995 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 (including the related notes and schedules thereto) of the Company (or its predecessors) contained in the Company's Form 10-K for the fiscal year ended December 31, 1996 and (ii) the unaudited consolidated balance sheet as of September 30, 1997 (the "9/30/97 Balance Sheet") and the unaudited consolidated statements of operations, stockholders' equity and cash flows for the three- and nine-month periods ended September 30, 1997 of the Company contained in the Company's Form 10-Q for the three-month period ended September 30, 1997 present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its subsidiaries as of the dates or for the periods presented therein and were prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise disclosed therein (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount).

         (c) Except as reflected or reserved against in the 9/30/97 Balance Sheet or as disclosed in the notes thereto or as set forth in Section 4.06(c) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries have any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) that are material to the Company and its subsidiaries taken as a whole, other than liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1997.

         (d) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

         SECTION 4.07 Environmental Matters.

         (a) Except as set forth in Section 4.07 of the Company Disclosure Schedule, the operations of the Company and its subsidiaries comply with all applicable material Environmental Laws, except for such failures to comply which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its subsidiaries have obtained all Environmental Permits necessary for the operation of the business, and all such Environmental Permits are in good standing and the Company and its subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except for such failures to obtain or comply which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any ongoing investigation by, order from or written claim by any Person (including without limitation any current or prior owner or operator of any of the Company Property) respecting (i) any Environmental Law, (ii) any Remedial Action or
(iii) any claim, demand, complaint or other action arising from the Release or threatened Release of a Hazardous Material into the environment which individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any judicial or administrative proceeding, or outstanding order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law, which upon resolution would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) There have been no Releases by the Company or any of its subsidiaries of any Hazardous Materials (i) into, on or under any Company Property, or (ii) into, on or under any other properties, including landfills in which Hazardous Materials have been Released or properties on or under which the Company or any of its subsidiaries has performed services, in any case in such a way as to create any material unpaid liability (including the costs of required remediation) under any applicable Environmental Law. As used in this Agreement, the term "Knowledge" means the actual Knowledge of the officers and directors of the Company. Except as set forth in Section 4.07(b) of the Company Disclosure Schedule, no Company Property has been used at any time as a landfill or as a treatment, storage or disposal facility for any Hazardous Material. To the Knowledge of the Company there is no, and there has not been, any underground storage tank, surface impoundment, landfill, waste pile or leachfield on or in any Company Property.

         (c) Any asbestos-containing material which is on or part of any Company Property does not create any unpaid material liability (including the costs of required remediation) under any, applicable Environmental Law. No claims have been made, and no suits or proceedings are pending or, to the Knowledge of the Company, threatened by any employee against the Company or any of its subsidiaries that are premised on exposure to asbestos or asbestos-containing material, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (d) For purposes of this Section:

          (i) "Company Property" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment, fixture or unit, or other asset owned, leased or operated by the Company or any of its subsidiaries.

          (ii)  "CERCLA"  means  the   Comprehensive   Environmental   Response,
     Compensation and Liability Act, as amended, and any rules and regulations promulgated thereunder.

          (iii) "Environmental Law" means all applicable United States federal, state and local laws or regulations and all foreign laws or regulations governing the protection of the environment, and employee health or safety, including but not limited to CERCLA, OSHA and RCRA and any state or foreign equivalent thereof.

          (iv) "Hazardous Materials" means, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous materials", "hazardous wastes" or "toxic substances" under applicable Environmental Law.

          (v) "Environmental Permits" means all approvals, authorizations, consents, permits, licenses, registrations and certificates required by any applicable Environmental Law.

          (vi) "OSHA" means the Occupational Safety and Health Act, as amended, and any rules and regulations promulgated thereunder.

          (vii) "RCRA" means the Resource Conservation and Recovery Act, as amended, and any rules and regulations promulgated thereunder.

          (viii) "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the environment or into or out of any Company Property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or Company Property.

          (ix) "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way remediate any Hazardous Material; (b) prevent the release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (c) perform studies, investigations and care related to any such Hazardous Material.

         SECTION 4.08 Compliance with Applicable Laws. Except with respect to Environmental Laws which are covered in Section 4.07, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Permits") except for such Permits as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Permits which it holds except for such Permits as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except with respect to Environmental Laws which are covered in Section 4.07, the op- erations of the Company and its subsidiaries have been conducted in compliance with all laws, ordinances and regulations of any Governmental Entity (except where lack of compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect).

         SECTION 4.09 Change of Control. Except as set forth in Section 4.09 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, cause termination pursuant to the terms thereof or permit a third party to terminate or accelerate vesting or repurchase rights under the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,
(ii) Permit, except for such Permits as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or
(iii) employment, compensation, termination or severance agreement, instrument, obligation or other Plan (as defined in Section 4.13(a)) of the Company or any of its subsidiaries. The total amounts payable to the executives identified in
Section 4.09 of the Company Disclosure Schedule, as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (including any cash-out or acceleration of options and restricted stock and any other payments with respect thereto or in connection therewith), based on compensation data applicable as of the date hereof, calculated assuming effective tax rates of 39.6%, will not exceed the amount set forth on such schedule.

         SECTION 4.10 Litigation. Except as set forth in Section 4.10 of the Company Disclosure Schedule or Section 4.07, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened, against the Company or any of its subsidiaries, which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 4.10 of the Company Disclosure Schedule neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby.

         SECTION 4.11 Information. None of the information supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents,
(ii) the Proxy Statement or (iii) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser in writing specifically for inclusion in the Proxy Statement.

         SECTION 4.12 Certain Approvals. The Company Board has taken any and all necessary and appropriate action to render inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement and the Support Agreements the provisions of Section 203 of the GCL. No other state takeover statute or similar domestic or foreign statute or regulation applies or purports to apply to the offer, the Merger or the transactions contemplated by this Agreement or the Support Agreements.

         SECTION 4.13 Employee Benefit Plans.

         (a) Section 4.13(a) of the Company Disclosure Schedule includes a complete list of all employee benefit plans, programs, agreements and other arrangements providing benefits to any former or current employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(i) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA and all other employee benefit, employment, bonus, incentive, profit sharing, thrift, compensation, restricted stock, retirement, savings, deferred compensation, stock purchase, stock option, termination, severance, change in control, fringe benefit and other similar plans, programs, agreements or arrangements.

         (b) With respect to each Plan, the Company has made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including, without limitation, all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles;

(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description (and any material modification to such description), if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as specifically provided in the foregoing documents made available to Parent, there are no material amendments to any Plan (or the establishment of any new Plan), other than those required by law, that have been adopted or approved nor has the Company or any of its subsidiaries undertaken or committed to make any such material amendments or to adopt or approve any new Plans, except any such amendment to a Plan or establishment of a new Plan, which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (c) Section 4.13(c) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the "Code") ("Qualified Plans"). Except as provided in
Section 4.13(c) of the Company Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

         (d) Except as provided in Section 4.13(d) of the Company Disclosure Schedule, all contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under GAAP.

         (e) Except as provided in Section 4.13(e) of the Company Disclosure Schedule, (i) the Company and each of its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans; (ii) there is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Lien on the assets of the Company or any of its subsidiaries under ERISA or the Code; and (iii) no prohibited transaction has occurred with respect to any Plan, except for such noncompliance, requirements for the posting of security, liens or prohibited transactions which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (f) (i) No Plan is  subject  to  Title  IV or  Section  302 of ERISA or
Section 412 or 4971 of the Code; and (ii) without limiting the generality of the foregoing, no Plan is a "multiemployer plan" within the meaning of Section
4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA and which is subject to Title IV of ERISA (a "Multiple Employer Plan"), nor has the Company or any of its subsidiaries, or any of their respective ERISA Affiliates (as defined herein), in the preceding five years contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. An "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its subsidiaries, or that is a member of the same "controlled group" as the Company or any of its subsidiaries, pursuant to Section 4001(a)(14) of ERISA.

         (g) Except as provided in Section 4.13(g) of the Company Disclosure Schedule, there does not now exist, nor do any circumstances exist, that could result in, any liability under (i) Title IV of ERISA (other than ordinary course premium payments, if any, to the Pension Benefit Guaranty Corporation which have been or will be made on a timely basis, if applicable), (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, or (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code that would be a liability of the Company or any of its subsidiaries following the Effective Time which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. without limiting the generality of the foregoing, none of the Company, its subsidiaries nor any ERISA Affiliate of the Company or any of its subsidiaries has engaged in any transaction described in Section 4069, 4204 or 4212(c) of ERISA.

         (h) Except as provided in Section 4.13(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for,health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (i) Except as provided in Section 4.13(i) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits, arbitrations or other alternate dispute resolution proceedings which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (j) Except as provided in Section 4.13(j) of the Company Disclosure Schedule, all Plans covering foreign employees of the Company or any of its subsidiaries comply in all material respects with applicable local law (including any qualification or registration requirements) and, to the extent applicable, the fair market value of the assets and/or the book reserve established for each such Plan that is a funded or book reserved Plan is sufficient to provide for the liability for accrued benefits under such Plans (based upon reasonable actuarial assumptions) except where any failure to maintain sufficient assets or liabilities would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         SECTION 4.14 Intellectual Property.

         (a) Set forth in Section 4.14(a) of the Company Disclosure Schedule is a list and description of all material patents, patent applications, patent disclosures, assumed names, trade names, trademarks, trademark registrations and trademark applications, service marks, service mark registrations and service mark applications, certification marks, certification mark registrations and certification mark applications, copyrights, copyright registrations and copyright registration applications, chip registrations and chip registration applications, both domestic and foreign, which are owned by the Company or any of its subsidiaries. The assets described in Section 4.14(a) of the Company Disclosure Schedule and all computer software (and related documentation) ("Software"), trade secrets, know-how, industrial property, technology or other proprietary rights which are owned or used by the Company or any of its subsidiaries are referred to as the "Intellectual Property." Except as otherwise indicated in Section 4.14(a) of the Company Disclosure Schedule, the Company and its subsidiaries own all right, title and interest in and to the Intellectual Property free and clear of all Liens, with the sole and exclusive right to use the same, subject to those licenses listed on Section 4.14(b) of the Company Disclosure Schedule except for such liens as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) Set forth in Section 4.14(b) of the Company Disclosure Schedule is a list and description of (i) all material licenses, assignments and other transfers of Intellectual Property granted to others by the Company or any of its subsidiaries, and (ii) all material licenses, assignments and other transfers of patents, trade names, trademarks, service marks, copyrights, chip registrations, Software, trade secrets, knowhow, technology or other proprietary rights granted to the Company or any of its subsidiaries by others. Except as set forth in Section 4.14(b) of the Company Disclosure Schedule, none of the licenses described above is subject to termination or cancellation or change in its terms or provisions as a result of this Agreement or the transactions provided for in this Agreement except where such termination, cancellation or change in terms would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (c) To the Knowledge of the Company, no Person or entity is infringing, or has misappropriated, any material Intellectual Property.

         (d) Except as disclosed in Section 4.14(d) of the Company Disclosure Schedule, no material claims with respect to the Intellectual Property or with respect to the manufacture, sale or use of any product or process or the furnishing of any services, have been asserted or, to the Knowledge of the Company, are threatened by any Person (i) to the effect that the manufacture, sale or use of any product or process or the furnishing of any service as previously used, now used or offered or proposed for use or sale by the Company infringes on any copyright, trade secret, patent, tradename or other intellectual property right of any Person, (ii) against the use by the Company or any of its subsidiaries of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any Intellectual Property. To the Company's Knowledge, all granted and issued patents and all registered trademarks and service marks listed in Section 4.14(a) of the Company Disclosure Schedule and all copyrights held by the Company or any of its subsidiaries are valid, enforceable and subsisting.

         (e) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except standard infringement indemnities agreed to in the ordinary course of business included as part of the Company's license or source agreements. Neither the Company nor any of its subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. The Company and its subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to Intellectual Property.

         SECTION 4.15 Taxes.

         (a) Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries has duly filed all federal, state, local and foreign income and other Tax Returns (as hereinafter defined) required to be filed by it, and has duly paid or caused to be paid all Taxes (as hereinafter defined) shown to be due on such Tax Returns in respect of the periods covered by such returns and has made adequate provision in the Company's financial statements for payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the date hereof, except for such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Section 4.15 of the Company Disclosure Schedule lists the periods through which the Tax Returns required to be filed by the Company or its subsidiaries have been examined by the IRS or other appropriate taxing authority, or the period during which any assessments may be made by the IRS or other appropriate taxing authority has expired. All deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company's financial statements, and no material issue or claim has been asserted in writing for Taxes by any taxing authority for any prior period, except for such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, other than those heretofore paid or adequately provided for in the Company's financial statements. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(2) of the Code) owned by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or that would not be deductible pursuant to the terms of Section 162(a)(1), 162(m) or 162(n) of the Code. Neither the Company nor any of its subsidiaries
(i) has been a member of a group filing consolidated returns for federal income tax purposes, or (ii) is a party to a tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect, except that the Company and its subsidiaries organized under the laws of the United States or any state file as consolidated entities.

         (b) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, license, payroll, withholding, export, import, and customs duties, capital stock and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

         SECTION 4.16 Absence of Certain Changes. Except as disclosed in Section
4.16 of the Company Disclosure Schedule, since September 30, 1997 (i) there has not been any Material Adverse Effect; (ii) the businesses of the Company and each of its subsidiaries have been conducted only in the ordinary course and in a manner consistent with past practice; (iii) neither the Company nor any of its subsidiaries has engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business; (iv) neither the Company nor any of its subsidiaries has taken any action referred to in Section 6.01 hereof except as permitted thereby; and (v) there has not been any revaluation by the Company or any of its subsidiaries of any of its material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

         SECTION 4.17 Labor Matters. No work stoppage involving the Company or any of its subsidiaries is pending or threatened and neither the Company nor any of its subsidiaries is involved in, or to the Company's Knowledge, threatened with or affected by any material labor dispute, arbitration, lawsuit or administrative proceeding. None of the employees of the Company or of any of its subsidiaries are represented by any labor union or any collective bargaining organization and, to the Knowledge of the Company, no labor union is attempting to organize employees of the Company or any of its subsidiaries.

         SECTION 4.18 Rights Agreement. The Company and the Company Board have taken all necessary action to amend the Rights Agreement (without redeeming the Rights) so that none of the execution or delivery of this Agreement and the Support Agreements, the making of the offer, the acquisition of Common Shares pursuant to the Offer or the consummation of the Merger will (i) cause any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the stock certificates to which they are attached, (ii) cause Parent, the Purchaser or any of their Affiliates or Associates to be an Acquiring Person (as each such term is defined in the Rights Agreement) or (iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement).

         SECTION 4.19 Condition of Assets. The properties and assets, including the equipment, supplies and other consumables, owned, leased or used by the Company and its subsidiaries in the operation of their respective business are in good operating condition and repair, ordinary wear and tear excepted, are reasonably suitable for the purposes for which they are used, are reasonably adequate and sufficient for the Company's and its subsidiaries' current operations and are directly related to the business of the Company and its subsidiaries.

         SECTION 4.20 Brokers. Except for the engagement of SSB, none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Company has previously delivered to Parent a copy of the Company's engagement letter with SSB. The aggregate fees and expenses payable to the Company's legal and financial advisers in connection with the Offer, the Merger and the transactions contemplated by this Agreement will not exceed the amount set forth in Section 4.20 of the Company Disclosure Schedule.

         SECTION 4.21 Opinion of Financial Advisor. The Company Board has received the opinion, and as of the date hereof will receive the written opinion, of SSB, the Company's financial advisor, to the effect that, as of the date of this Agreement, the cash consideration to be received in the Offer and the merger by the holders of Common Shares (other than Parent and its affiliates) is fair to such holders from a financial point of view. The Company will deliver to Parent a copy of SSB's written opinion promptly upon receipt thereof.

         SECTION 4.22 Employees. As of the date hereof, to the Company's Knowledge, its relationship with its employees is satisfactory.

         SECTION 4.23 Customers. Section 4.23(a) of the Company Disclosure Schedule sets forth (a) the names of all customers of Company that accounted for more than 5% of the Company's consolidated revenues during the twelve-month period ended December 31, 1997 and (b) the amount for which each such customer was invoiced during such period. The Company has not received any notice that any such customer of the Company (i) has ceased, or will cease, to use the products, goods or services of the Company and its subsidiaries, (ii) has substantially reduced or will substantially reduce, the use of products, goods or services of the Company and its subsidiaries or (iii) has sought, or is seeking, to substantially reduce the price it will pay for products, goods or services of the Company and its subsidiaries, including in each case after the consummation of the transactions contemplated hereby. Section 4.23(b) of the Company Disclosure Schedule sets forth the term, price, any "change in control" provisions and geographic dimensions of any currently outstanding bids or proposals of the Company in excess of $1,000,000.

         SECTION 4.24 Material Contracts. Except as set forth in Section 4.24 of the Company Disclosure Schedule, or filed as exhibits to the SEC Reports, neither the Company nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, the business of the Company and its subsidiaries (including, for purposes of this Section 4.24 Parent and its subsidiaries, assuming the Merger has taken place), is or would be conducted;
(iii) any employment or consulting agreement requiring payments in the aggregate in excess of $100,000; (iv) any joint venture, partnership or other similar agreement; (v) any agreement that grants a right of first refusal with respect to any asset or property of the Company or any of its subsidiaries; (vi) any agreement, entered into other than in the ordinary course, for the purchase or sale of goods, supplies, equipment, services or other assets that provides for payments by or to the Company or any of its subsidiaries in the aggregate in excess of $200,000 or, with respect to contracts for the sale of goods, supplies, equipment, other assets or services, if entered into in the ordinary course, in excess of $1,000,000; (vii) any agreement relating to indebtedness for borrowed money or deferred purchase price of property in excess of $200,000 (in either case, whether incurred, assumed, guaranteed or secured); (viii) any other contract, agreement or arrangement, entered into other than in the ordinary course of business, requiring future payments in the aggregate in excess of $100,000; or (ix) any contract or other agreement which would prohibit or materially delay the consummation of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) through (ix) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a subsidiary of the Company is a party, such subsidiary) and is in full force and effect, and the Company and each subsidiary of the Company have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract, except for such instances which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company does not have Knowledge, nor has it or any of its subsidiaries received written notice of, any violation or default under nor, to the Knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such violation or default under any Company Material Contract, except in such instances which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         SECTION 4.25  Affiliated  Transactions.  Except as set forth in Section
4.25 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries nor any of their respective officers, directors, employees or affiliates (nor any individual related by blood, marriage or adoption to any such individual), is a party to any agreement, contract, commitment, transaction or understanding with or binding upon the Company or any of its subsidiaries or any of their respective assets or has engaged in any transaction with any of the foregoing within the last twelve months except for customary payments to employees, officers or directors in the ordinary course of business consistent with past practice for services rendered in their capacity as employees, officers or directors.

         SECTION 4.26 Omission of Material Facts. No statements of the Company contained in this Agreement or in the Company Disclosure Schedule or any certificate or opinion delivered or to be delivered pursuant hereto omits or will omit to state a material fact necessary in order to make any such statement, in light of the circumstances under which it was made, not misleading.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

         Parent and the Purchaser represent and warrant to the Company as follows:

         SECTION 5.01 Organization and Qualification. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of Parent and the Purchaser has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent", as used in this Agreement, means any change in or effect on the business, assets, liabilities, financial condition, results of operation or prospects of Parent or any of its subsidiaries that would be materially adverse to Parent and its subsidiaries taken as a whole.

         SECTION 5.02 Authority. Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by the respective Boards of Directors of Parent and the Purchaser and by Parent as sole stockholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms.

         SECTION 5.03 No Conflict; Required Filings and Consents.

         (a) Assuming (i) the filings required under the HSR Act are made and the waiting periods thereunder have terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover law are met and (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the GCL, is made, none of the execution and delivery of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or violate the organizational documents of Parent or the Purchaser, (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to Parent or the Purchaser or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the

Purchaser or any of their subsidiaries is a party or by which Parent or the Purchaser or any of their subsidiaries or any of their respective properties or assets may be bound or affected.

         (b) None of the execution and delivery of this Agreement by Parent and the Purchaser, the consummation by Parent and the Purchaser of the transactions contemplated hereby or compliance by Parent and the Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act and any state securities, "blue sky" or takeover law, (ii) the filing of a certificate of merger pursuant to the GCL, (iii) compliance with the HSR Act and (iv) such Consents that become applicable solely as a result of the business, operations or regulatory status of the Company or any of its subsidiaries.

         SECTION 5.04 Information. None of the information supplied or to be supplied by Parent and the Purchaser for inclusion in (i) the Schedule 14D-9,
(ii) the Proxy Statement or (iii) the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.05 Financing. Parent and Purchaser collectively have and will have at the closing of the Offer and the Effective Time and Parent will make available to Purchaser sufficient funds available to enable Purchaser to purchase all Common Shares, on a fully diluted basis, and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.


                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Conduct of Business of the Company. Except as contemplated by this Agreement or otherwise with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and employees, and to preserve the good will of those having business relationships with it, including, without limitation, maintaining satisfactory relationships with licensors, suppliers, customers and others having business relationships with the Company and its subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, the Company will not, and will not permit any of its subsidiaries to, prior to the Effective Time, without the prior written consent of Parent:

         (a) adopt any amendment to its certificate of incorporation or by-laws or comparable organizational documents or the Rights Agreement or adopt a plan of merger, consolidation, reorganization, dissolution or liquidation;

         (b) sell, pledge or encumber any stock owned by it in any of its subsidiaries;

         (c) (i) issue, reissue or sell, or authorize the issuance, reissuance or sale of (A) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of Common Shares (and the related Rights), in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise or conversion of options and any Exchangeable Shares outstanding on the date hereof, or (B) any other securities in respect of, in lieu of, or in substitution for, Common Shares or any other capital stock of any class outstanding on the date hereof or (ii) make any other changes in its capital structure;

         (d) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any of the Company and any of its wholly owned subsidiaries;

         (e) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities (except as disclosed in Section 6.01(e) of the Company Disclosure Schedule);

         (f) increase the compensation or fringe benefits payable or to become payable to its directors, officers or, except in the ordinary course of business consistent with past practice, employees (whether from the Company or any of its subsidiaries), or pay or award any benefit not required by any existing plan or arrangement to any officer, director or employee (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to the Stock Plans or otherwise), or grant any severance or termination pay to any officer, director or other employee of the Company or any of its subsidiaries (other than as required by existing agreements or policies described in Section 6.01 of the Company Disclosure
Schedule), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its subsidiaries or establish, adopt, enter into, amend, or waive any performance or vesting criteria under any Plan for the benefit or welfare of any current or former directors, officers or employees of the Company or its subsidiaries or their beneficiaries or dependents (any of the foregoing being an "Employee Benefit Arrangement"), except, in each case, to the extent required by applicable law or regulation;

         (g) acquire, mortgage, encumber, sell, pledge, lease, license or dispose of any assets (including Intellectual Property) or securities, except pursuant to existing contracts or commitments entered into in the ordinary course of business consistent with past practice, or enter into any contract, arrangement, commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company;

         (h) (i) incur, assume or prepay any long-term debt or incur or assume any short-term debt, except that the Company and its subsidiaries may incur or prepay debt in the ordinary course of business in amounts and for purposes consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice, (iv) make any loans, advances or capital contributions to, or investments in, any other person or entity, except for loans, advances, capital contributions or investments between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company, (v) authorize or make capital expenditures in excess of $50,000, (vi) materially accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, (vii) materially delay or accelerate payment of accounts payable beyond or in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice, or (viii) vary the Company's inventory practices in any material respect from the Company's past practices;

         (i) settle or compromise any suit or claim or threatened suit or claim where the amount involved is greater than $50,000;

         (j) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any material contract, (ii) waive, release, relinquish or assign any contract (or any of the rights of the Company or any of its subsidiaries thereunder), right or claim, or (iii) cancel or forgive any indebtedness (other than with respect to indebtedness which is de minimus in the aggregate) owed to the Company or any of its subsidiaries; provided, however, that neither the Company nor any of its subsidiaries may under any circumstance waive or release any of its rights under any confidentiality agreement to which it is a party;

         (k) make any tax election not required by law or settle or compromise any tax liability;

         (l) cancel or terminate any insurance policy naming it as a beneficiary or a loss payable payee, except in the ordinary course of business consistent with past practice;

         (m) acquire (by merger, consolidation, acquisition of stock or assets, combination or other similar transaction) any material corporation, partnership or other business organization or division or assets thereof;

         (n) except as may be required as a result of a change in law or in GAAP or the rules of the SEC, make any change in its methods of accounting, including tax accounting policies and procedures;

         (o) enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act or make or submit any bids or proposals in excess of $1,000,000 with respect to any services proposed to be rendered in any location in Latin America, or in excess of $3,000,000 with respect to any services proposed to be rendered in any location outside of Latin America, provided that Parent agrees not to unreasonably withhold or delay its consent with respect to such bids or proposals and provided further that Parent agrees that any information provided by the Company relating to such bids or proposals shall (i) be treated confidentially, (ii) shall not be disclosed to any employees of Parent or its subsidiaries who are involved in preparing or substantively analyzing a bid or proposal on behalf of Parent or any of its subsidiaries relating to such services at the applicable location and (iii) shall not be used to the detriment of the Company in connection with such bid or proposal;

         (p) take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the offer set forth in Annex I or any of the conditions to the Merger set forth in Article VII not being satisfied, or would make any representation or warranty of the Company contained herein, when read without any exception or qualification as to materiality or Material Adverse Effect, inaccurate in any respect at, or as of any time prior to, the Effective Time except for such inaccuracies which would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, or that would impair the ability of the Company to consummate the Merger in accordance with the terms hereof or delay such consummation; or

         (q) agree in writing or otherwise to take any of the foregoing actions prohibited under this Section 6.01.

         SECTION 6.02 Access to Information. From the date of this Agreement until the Effective Time, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Parent and the Purchaser and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") full access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, the Purchaser and the Parent Representatives to the extent available with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and the Purchaser may from time to time request subject, in each case, to the continuing obligations of the parties under the
Confidentiality Agreement between Parent and the Company dated December 19, 1997, which agreement shall survive until termination pursuant to the terms thereof. The Company shall furnish promptly to Parent and the Purchaser a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state or foreign securities laws.

         SECTION 6.03 Efforts.

         (a) Subject to the terms and conditions provided herein, each of the Company, Parent and the Purchaser shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective reasonable commercial efforts to take, or cause to be made, all filings reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings under the HSR Act, or other foreign filings and any amendments to any thereof.

         In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective subsidiaries should be discovered by the Company or Parent, as the case may be, which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance.

         (b) Each of the parties will use its reasonable commercial efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by the Offer and this Agreement.

         SECTION 6.04 Public Announcements. The Company, on the one hand, and Parent and the Purchaser, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the other transactions contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

         SECTION 6.O5 Employee Benefit Arrangements.

         (a) The Company shall, and Parent agrees to cause the Company to, honor and, from and after the Effective Time, the Surviving Corporation to honor, all obligations under the employment and severance agreements to which the Company or any of its subsidiaries is presently a party which are listed in Section 6.05 of the Company Disclosure Schedule. Notwithstanding the foregoing, from and after the Effective Time, the Surviving Corporation shall have the right to amend, modify, alter or terminate any Plan, provided that any such action shall not affect any rights for which the agreement or consent of the other party or a beneficiary is required. Employees of the Surviving Corporation immediately following the Effective Time who immediately prior to the Effective Time were employees of the Company or any Company subsidiary shall be given credit for purposes of eligibility and vesting under each employee benefit plan, program, policy or arrangement of the Parent or the Surviving Corporation in which such employees participate subsequent to the Effective Time for all service with the Company and any Company subsidiary prior to the Effective Time (to the extent such credit was given by the Company or any Company subsidiary) for purposes of eligibility and vesting.

         (b) The Company will not take any action which could prevent or impede the termination of the 1995 Long-Term Incentive Compensation Plan, as amended, the 1997 Long-Term Incentive Compensation Plan Stock Incentive Plan and all other Stock Plans and any other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary of the Company in each case effective prior to the Effective Time. The Company will take all necessary action to (i) ensure that none of Parent, the Company or any of their respective subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Parent or its affiliates, to own any capital stock of the Surviving Corporation or any of its subsidiaries or to receive any payment in respect thereof as of the Effective Time and (ii) obtain all necessary consents so that after the Effective Time, holders of Options will have no rights other than the rights of the holders of Options to receive the Cash Payment, if any, in cancellation and settlement thereof.

         SECTION 6.06 Indemnification.

         (a) Parent agrees that all rights to indemnification now existing in favor of any director or officer of the Company and its subsidiaries (the "Indemnified Parties") as provided in their respective charters or by-laws shall survive the merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. After the Effective Time, Parent agrees to cause the Surviving Corporation to honor all rights to indemnification referred to in the preceding sentence.

         (b) Parent agrees to cause the Company, and from and after the Effective Time, the Surviving Corporation to maintain in effect for not less than four years (except as provided in the last sentence of this Section 6.06(b)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor other policies not less advantageous (other than to a de minimus extent) to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 175% of the last annual premium paid by the Company prior to the date hereof (which the Company represents to be $100,000 for the 12-month period ending December 31, 1998) and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.06(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. Notwithstanding the foregoing, at any time on or after the first anniversary of the Effective Time, Parent may, at its election, provide funds to the Surviving Corporation to the extent necessary so that the Surviving Corporation may self-insure with respect to the level of insurance coverage required under this
Section 6.06(b) in lieu of causing to remain in effect any directors' and officers' liability insurance policy.

         (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.06, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof (but any such failure or delay shall not relieve Parent of liability except to the extent Parent is actually prejudiced as a result of such failure or delay). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right, from and after the purchase of Common Shares pursuant to the Offer, to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, provided that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that such person is not entitled to indemnification under applicable law. Any Indemnified Party may retain its own separate counsel reasonably satisfactory to Parent if there is a conflict of interest requiring separate representation under applicable principles of professional responsibility and may participate in (but not, except with respect to matters relating to such conflict, control) the defense of such claim, action, suit, proceeding or investigation and the Indemnifying Party shall be responsible for any reasonable legal expenses or any other reasonable expenses subsequently incurred by such Indemnified Party in connection with such participation or defense to the extent such Indemnified Party is entitled to be indemnified therefrom pursuant to this Section 6.06. Parent shall not settle any claim, action, suit, proceeding or investigation unless the Indemnified Party shall be fully released and discharged.

         SECTION 6.07 Notification of Certain Matters. Parent and the Company shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and the Purchaser shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         SECTION 6.08 Rights Agreement. The Company covenants and agrees that it will not (i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or the Purchaser to acquire beneficial ownership of 15% or more of the Common Shares without causing a Distribution Date or a Triggering Event to occur.

         SECTION 6.09 State Takeover Laws. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Merger, of any state takeover law.

         SECTION 6.10 No Solicitation.

         (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries, directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving the Company or its subsidiaries or acquisition of any capital stock or any material portion of the assets of the Company or its subsidiaries, or any combination of the foregoing (an "Acquisition Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than the Purchaser, Parent or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a bona fide written proposal for an Acquisition Transaction if the Company Board determines in good faith and on a reasonable basis by a majority vote, after consultation with its outside legal counsel and SSB, that (i) such Acquisition Proposal is reasonably likely to be more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement and (ii) that failing to take such action would thus constitute a breach of the fiduciary duties of the Company Board.

         (b) From and after the execution of this Agreement, the Company shall, as soon as practicable, advise the Purchaser in writing of the receipt, directly or indirectly, of any discussions, negotiations, proposals or substantive inquiries relating to an Acquisition Transaction, identify the offeror and furnish to the Purchaser a copy of any such proposal or substantive inquiry, if it is in writing, or a written summary of any oral proposal or substantive inquiry relating to an Acquisition Transaction. The Company shall as soon as practicable advise Parent in writing of any substantive development relating to such proposal, including the results of any substantive discussions or negotiations with respect thereto.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.01 Conditions. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

         (a) Stockholder Approval. The stockholders of the Company shall have duly approved the transactions contemplated by this Agreement, if required by applicable law.

         (b) Purchase of Common Shares. The Purchaser shall have accepted for payment and paid for Common Shares pursuant to the Offer in accordance with the terms hereof.

         (c) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the purchase of Common Shares illegal.

         (d) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or terminated.


                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

         SECTION 8.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company (with any termination by Parent also being an effective termination by the Purchaser):

         (a) by the mutual written consent of the Company, by action of its Board of Directors and Parent;

         (b) by the Company if (i) the Purchaser fails to commence the Offer as provided in Section 1.01 hereof, (ii) the Purchaser shall not have accepted for payment and paid for Common Shares pursuant to the Offer in accordance with the terms thereof on or before June 30, 1998, provided that if any applicable waiting period under the HSR Act shall not have expired or been terminated prior to June 30, 1998, then the Company may not terminate this Agreement pursuant to this Section 8.01(c)(ii) until August 31, 1998 or (iii) the Purchaser fails to purchase validly tendered Common Shares in violation of the terms of this Agreement;

         (c) by Parent or the Company if the Offer is terminated or withdrawn pursuant to its terms without any Common Shares being purchased thereunder; provided, however, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 8.01(c) if such party shall have materially breached this Agreement or, in the case of Parent, if it or the Purchaser is in material violation of the terms of the Offer;

         (d) by Parent or the Company if any court or other Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Common Shares pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

         (e) by the Company if, prior to the purchase of Common Shares pursuant to the offer in accordance with the terms of this Agreement, the Company Board approves an Acquisition Transaction, on terms which a majority of the members of the Company Board have determined in good faith and on a reasonable basis, after consultation with its outside counsel and SSB, that (i) such Acquisition Transaction is more favorable to the Company and its stockholders from a financial point of view than the transactions contemplated by this Agreement and
(ii) failure to approve such proposal and terminate this Agreement would thus constitute a breach of fiduciary duties of the Company Board under applicable law; provided that the termination described in this Section 8.01(e) shall not be effective unless and until the Company shall have paid to Parent the Termination Fee (as defined in Section 8.03(b));

         (f) by Parent if the Company breaches its covenant in Section 6.08;

         (g) by Parent prior to the purchase of Common Shares pursuant to the Offer, if the Company Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, shall have approved or recommended another offer or transaction, or shall have resolved to effect any of the foregoing;

         (h) by Parent if any Management Stockholder shall have failed to perform or to comply with any of his obligations, covenants or agreements in any material respect under a Support Agreement;

         (i) by Parent prior to the purchase of Common Shares pursuant to the Offer if the Minimum Condition (as defined in Annex I) shall not have been satisfied by the expiration date of the Offer and on or prior to such date (A) a third party shall have made a proposal or public announcement or communication to the Company with respect to (i) the acquisition of the Company by merger, tender offer or otherwise; (ii) the acquisition of 50% or more of the assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition of 15% or more of the outstanding Common Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its subsidiaries of 15% or more of the outstanding Common Shares at a price in excess of the Offer Price or (B) any person (including the Company or any of its affiliates or subsidiaries), other than Parent or any of its affiliates, shall have become the beneficial owner of more than 15% of the Common Shares; or

         (j) by Parent if Purchaser shall not have accepted for payment and paid for Common Shares pursuant to the Offer in accordance with the terms thereof on or before June 30, 1998.

         SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, employees or stockholders, other than the provisions of this Section 8.02 and Section 8.03, which shall survive any such termination. Nothing contained in this Section 8.02 or elsewhere in this Agreement shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.03 Fees and Expenses.

         (a) Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         (b) In the event that this Agreement is terminated pursuant to Section 8.01(e), (f), (g), or (h) or pursuant to Section 8.01(c) as a result of the failure to satisfy any of the conditions set forth in paragraph (d) of Annex I, then the Company shall within one business day after such termination pay Parent (except in the case of termination pursuant to Section 8.01(e) in which case payment shall be made upon or prior to such termination) a termination fee of $5,500,000 (the "Termination Fee") in immediately available funds by wire transfer to an account designated by Parent. In the event that this Agreement is terminated pursuant to Section 8.01(i) and within six months of such termination the Company shall have entered into a definitive agreement or a written agreement in principle providing for an Acquisition Transaction, the Company shall pay Parent the Termination Fee at or prior to execution of such agreement or agreement in principle in immediately available funds by wire transfer to an account designated by Parent. In the event this Agreement is terminated pursuant to Section

8.01(c) as a result of the failure to satisfy the conditions set forth in paragraphs (f) or (g)(1) of Annex I, then the Company shall promptly (and in any event within one business day after such termination and receipt of notice by Parent specifying, in reasonable detail, such fees and expenses) reimburse Parent for the fees and expenses of Parent and the Purchaser (including reasonable printing fees, filing fees and reasonable fees and expenses of its legal and financial advisors) related to the offer, this Agreement, the transactions contemplated hereby and any related financing up to a maximum of $1,500,000 (collectively "Expenses") in immediately available funds by wire transfer to an account designated by Parent.

         (c) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

         SECTION 8.04 Amendment. This Agreement may be amended by the Company, Parent and the Purchaser at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price, changes the consideration to be received or which otherwise adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties. Any amendment to this Agreement following the election or appointment of Parent's designees pursuant to Section 1.03 shall be made only in accordance with Section 1.03(c).

         SECTION 8.05 Extension; Waiver. Subject to Section 1.03(c), at any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Article III and Sections 6.05(a) and 6.06 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

         SECTION 9.02 Entire Agreement; Assignment.

         (a) This Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

         (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each other party (except that Parent may assign its rights and the Purchaser may assign its rights, interest and obligations to any affiliate or direct or indirect subsidiary of Parent without the consent of the Company provided that no such assignment shall relieve Parent of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 9.03 Validity. The invalidity or unenforce-ability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         SECTION 9.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

                  If to Parent or the Purchaser:

                  Western Atlas Inc.
                  10205 Westheimer Road
                  Houston, Texas  77042-3115
                  Attention:  James E. Brasher, Esq.
                  Fax: (713)  266-1717
                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Attention: Daniel A. Neff, Esq.
                  Fax: (212) 403-2000

                  If to the Company:

                  3-D Geophysical, Inc.
                  599 Lexington Avenue
                  Suite 4102
                  New York, New York 10022
                  Attention: Joel Friedman
                  Fax: (212) 317-9230

                  with a copy to:

                  Kramer, Levin, Naftalis & Frankel
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Peter S. Kolevzon, Esq.
                  Fax: (212) 715-8000

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

         SECTION 9.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 9.06 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 9.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except with respect to Sections 6.05(a) and 6.06, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.09 Certain Definitions. As used in this Agreement:

         (a) the term "affiliate", as applied to any Person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise;

         (b) the term "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act); and

         (c) the term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to 50% or more of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, without posting any bond or proving that damages would be inadequate.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.


                                               WESTERN ATLAS INC.


                                               By:/s/ Richard C. White
                                                  ---------------------
                                                  Name: Richard C. White
                                                  Title: Senior Vice President


                                               WAI ACQUISITION CORP.


                                               By:/s/ Richard C. White
                                                  ---------------------
                                                  Name: Richard C. White
                                                  Title: Vice President


                                               3-D GEOPHYSICAL, INC.


                                               By:/s/ Joel Friedman
                                                  -----------------
                                                  Name: Joel Friedman
                                                  Title: Chairman

                                                                         Annex I

         The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement and Plan of Merger to which this Annex is attached, except that the term "Merger Agreement" shall be deemed to refer to such Agreement and Plan of Merger.

         Conditions to the Offer. Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any tendered Common Shares and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, if (i) there shall not be validly tendered and not properly withdrawn prior to the expiration date for the Offer (the "Expiration Date") that number of Common Shares which represents at least a majority of the total number of outstanding Common Shares on a fully diluted basis on the date of purchase (not taking into account the Rights) (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated, or (iii) at any time on or after March 8, 1998 and prior to the time of payment for any Common Shares, any of the following exist:

               (a) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, ruling, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would reasonably be expected to, directly or indirectly: (1) make illegal or otherwise prohibit or materially delay consummation of the Offer or the Merger or seek to obtain material damages or make materially more costly the making of the Offer, (2) prohibit or materially limit the ownership or operation by Parent or the Purchaser of all or any portion of the business or assets of the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or compel Parent or the Purchaser to dispose of or hold separately all or any portion of the business or assets of Parent or the Purchaser or the Company or any of its
          subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or impose any material limitation on the ability of Parent or the Purchaser to conduct its business or own such assets,
          (3) impose material limitations on the ability of Parent or the Purchaser effectively to acquire, hold or exercise full rights of ownership of the Common Shares, including, without limitation, the right to vote any Common Shares acquired or owned by the Purchaser or Parent on all matters properly presented to the Company's stockholders, (4)
         require divestiture by Parent or the Purchaser of any Common
         Shares, or (5) result in a Material Adverse Effect; or

               (b) there shall be instituted or pending any action or proceeding by any Governmental Entity seeking, or by any third party that would reasonably be expected to result in, any of the consequences referred to in clauses (1)through (5) of paragraph (a) above; or

               (c) any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving prospective change) in the business, assets, liabilities, financial condition, results of operations or prospects of the Company or any of its subsidiaries that has, or would reasonably be expected to have, a Material Adverse Effect; or

               (d) (1) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph (d) as set forth in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the outstanding Common Shares has been acquired by any person (including the Company or any of its subsidiaries or affiliates) or group (as defined in
          Section 13(d)(3) under the Exchange Act), (2) the Company Board or any committee thereof shall have withdrawn, or shall have modified or amended in a manner adverse to Parent or the Purchaser, the approval, adoption or recommendation, as the case may be, of the Offer or the Merger Agreement, or approved or recommended any other takeover proposal or other acquisition of Common Shares other than the Offer and the Merger, (3) a third party shall have entered into a definitive agreement or a written agreement in principle with the Company with respect to the acquisition of a majority of the Company's assets, a tender offer or exchange offer to be made to holders of Common Shares or a merger, consolidation or other business combination with or involving the Company or any of its subsidiaries, or (4) the Company Board or any committee thereof shall have resolved to do any of the foregoing; or

               (e) the Company and the Purchaser and Parent shall have reached an agreement that the Offer or the Merger Agreement be terminated, or the Merger Agreement shall have been terminated in accordance with its terms; or

               (f) any of the representations and warranties of the Company set forth in the Merger Agreement, when read without any exception or qualification as to materiality or Material Adverse Effect, shall not be true and correct, as if such representations and warranties were made at the time of such determination (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date), except where the failure or failures to be so true and correct would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect, (ii) prevent or materially delay the consummation of the Offer, or (iii) materially increase the cost of the Offer to the Purchaser; or

               (g) (1) the Company shall have failed to perform or to comply with any of its obligations, covenants or agreements under the Merger Agreement in any material respect or (2) any Management Stockholder shall have failed to perform or to comply in any material respect with any of his obligations, covenants or agreements under a Support Agreement; or

               (h) any Consent set forth in Section 4.05 of the Company Disclosure and identified thereon as a "required Consent" shall not have been filed or obtained or shall not have occurred, as the case may be; or

               (i) there shall have occurred, and continued to exist, (1) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or in the NASDAQ National Market System, (2) any decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from the close of business on the last trading day immediately preceding the date of the Merger Agreement, (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (4) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly involving the United States, with the exception of any military action directed against the nation of Iraq, or a material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions, or (5) in the case of any of the foregoing clauses (1) through (4) existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

         The foregoing conditions (including those set forth in clauses (i) and (ii) of the initial paragraph) are for the benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to any such conditions and may be waived by Parent or the Purchaser, in whole or in part, at any time and from time to time in their reasonable discretion, in each case, subject to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                        Annex II

         SUPPORT  AGREEMENT (this  "Agreement"),  dated as of March __, 1998, by
and  between  Western  Atlas  Inc.,  a  Delaware  corporation  ("Parent"),   and
________________ ("Seller").

         WHEREAS, concurrently herewith, Parent, WAI Acquisition Corp. (the "Purchaser"), a Delaware corporation and a subsidiary of Parent, and 3-D Geophysical, Inc. (the "Company"), a Delaware corporation, are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement", which term shall not include any amendment to such Agreement which decreases the Offer Price or changes the form of consideration payable in the Offer, unless Seller consents to the inclusion of such amendment in such term). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which the Purchaser agrees to make a tender offer (the "Offer") for all outstanding shares of common stock, par value $.0l per share (the "Shares"), of the Company, at $9.65 per share (the "Offer Price") net to the seller in cash, to be followed by a merger (the "Merger") of the Purchaser with and into the Company;

         WHEREAS, as of the date hereof, Seller beneficially owns directly _________________ Shares (the "Owned Shares");

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement and make the Offer, Parent and the Purchaser have required that Seller agree, and Seller hereby agrees, (i) to tender pursuant to the Offer the Owned Shares, together with any Shares acquired after the date hereof and prior to the termination of the Offer, whether upon the exercise of options, conversion of convertible securities or otherwise (collectively, the "Tender Shares") on the terms and subject to the conditions provided for in this Agreement and (ii) to enter into the other agreements set forth herein; and

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Agreement to Tender and Vote.

         1.1 Tender. Seller hereby agrees to validly tender (or cause the record owner of such shares to validly tender), pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement of the Offer but in no event later than five business days after the date of commencement of the Offer, the Tender Shares by physical delivery of the certificates therefor and to not withdraw such Tender Shares, except following termination of this Agreement pursuant to Section 2 hereof. Seller hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Tender Shares is subject to the terms and conditions of the Offer. Seller hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission) his identity and ownership of the Tender Shares and the nature of his commitments, arrangements and understandings under this Agreement.

         1.2 Voting. Seller hereby agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, Seller shall (a) vote the Tender Shares in favor of the Merger; (b) vote the Tender Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Tender Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Offer, including, but not limited to:
(i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries;
(ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by the Purchaser; (iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business. Seller hereby revokes any proxy previously granted by him with respect to the Tender Shares.

         1.3 Grant of Irrevocable Proxy; Appointment of Proxy.

         (i) Seller hereby irrevocably grants to, and appoints, William H. Flores and James E. Brasher, or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, Seller's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Seller, to vote the Tender Shares in favor of the Merger and other transactions contemplated by the Merger Agreement, against any

Acquisition Transaction and otherwise as contemplated by Section 1.2.

         (ii) Seller represents that any proxies heretofore given in respect of the Tender Shares are not irrevocable, and that any such proxies are hereby revoked.

         (iii) Seller understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Seller's execution and delivery of this Agreement. Seller hereby affirms that the irrevocable proxy set forth in this
Section 1.3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Seller under this Agreement. Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Seller hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 212(e) of the Delaware General Corporation Law.

         1.4 No Inconsistent Arrangements. Seller hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Tender Shares or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Tender Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Tender Shares, (iv) deposit the Tender Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Tender Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or which would make any representation or warranty of Seller hereunder untrue or incorrect.

         1.5 No Solicitation. Seller hereby agrees that Seller shall not, and shall not permit or authorize any of his affiliates, representatives or agents to, directly or indirectly, encourage, solicit, explore, participate in or initiate discussions or negotiations with, or provide or disclose any information to, any corporation, partnership, person or other entity or group (other than Parent, the Purchaser or any of their affiliates or representatives) concerning any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. Seller will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. From and after the execution of this Agreement, Seller shall immediately advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Transaction, identify the offeror and furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any oral proposal or inquiry relating to an Acquisition Transaction. Seller shall promptly advise Parent in writing of any development relating to such proposal, including the results of any discussions or negotiations with respect thereto. Any action taken by the Company or any member of the Board of Directors of the Company including, if applicable, Seller acting in such capacity, in accordance with the proviso to the second sentence of Section 6.10(a) of the Merger Agreement shall be deemed not to violate this Section 1.5.

         1.6 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Seller hereby agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Seller shall promptly consult with Parent and provide any necessary information and material with respect to all filings made by Seller with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

         1.7 Waiver of Appraisal Rights. Seller hereby waives any rights of appraisal or rights to dissent from the Merger that he may have.

         2. Expiration. This Agreement and Seller's obligation to tender provided hereto shall terminate on the earlier of the payment for the Shares pursuant to the Offer and the termination of the Merger Agreement in accordance with its terms.

         3. Representation and Warranties.

         Seller hereby represents and warrants to Parent as follows:

               (a) Title. Seller has good and valid title to the Tender Shares, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature and, upon the purchase of the Tender Shares by the Purchaser, Seller will deliver good and valid title to the Tender Shares, free and clear of any lien, charge, encumbrance or claim of whatever nature.

               (b) Ownership of Shares. On the date hereof, the Owned Shares are owned of record or beneficially by Seller and, on the date hereof, the Owned Shares constitute all of the Shares owned of record or beneficially by Seller. Seller has sole voting power and sole power of disposition with respect to all of the Owned Shares, with no restrictions, subject to applicable federal securities laws, on Seller's rights of disposition pertaining thereto.

               (c) Power; Binding Agreement. Seller has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

               (d) No Conflicts. Other than in connection with or in compliance with the provisions of the Exchange Act and the HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by
          Seller  of  the  transactions  contemplated  by  this  Agreement.  The
          execution,   delivery  and  performance  of  this  Agreement  and  the
          consummation of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, encumbrance, pledge, charge or claim upon any of the properties or assets of Seller under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which his properties or assets are bound.

               (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

         4. Additional Shares. Seller hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares acquired by Seller, if any, after the date hereof.

         5. Further Assurances. From time to time, at the Parent's request and without further consideration, Seller shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 of this Agreement.

         6. Miscellaneous.

         6.1 Non-Survival. The representations and warranties made herein shall terminate upon Seller's sale of the Tender Shares to the Purchaser in the Offer, other than Seller's representation and warranty in Section 3.2(a), which shall survive the sale of the Tender Shares and the termination of this Agreement following such sale.

         6.2 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

         6.3 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

         6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telegram, telex or telecopy or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to Seller:

         copy to Seller's Counsel:






         If to Parent:

                  Western Atlas Inc.
                  10205 Westheimer Road
                  Houston, Texas  77042-3115
                  Attention:  James E. Brasher, Esq.
                  Fax:  (713) 266-1717

         copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Attention: Daniel A. Neff, Esq.
                  Fax: (212) 403-2000

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         6.6 Specific Performance. Seller recognizes and acknowledges that a breach by him of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         6.7 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

         6.8 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         6.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         IN WITNESS WHEREOF, Parent and Seller have caused this Agreement to be duly executed as of the day and year first above written.


                                                     WESTERN ATLAS INC.



                                                     By:_____________________
                                                         Name:_______________
                                                         Title:______________


                                                      SELLER




                                                         Name:_____________

                                                                       Annex III

                      CONSULTING AND NON-COMPETE AGREEMENT

         AGREEMENT, dated as of March , 1998, by and between Western Atlas Inc., a Delaware corporation (the "Parent"), Friedman Enterprises Inc., a New York corporation ("FEI") and Joel Friedman (the "Consultant").

         WHEREAS,  the  Consultant  is the Chairman of the Board of Directors of
3-D  Geophysical,   Inc.,  a  Delaware   corporation,   (collectively  with  its
subsidiaries, the "Company");

         WHEREAS, the Parent has entered into an Agreement and Plan of Merger with the Company and WAI Acquisition Corp., dated as of March ___, 1998 (the "Merger Agreement");

         WHEREAS, the Consultant will terminate employment with the Company effec- tive as of the "Effective Time" (as defined in the Merger Agreement) of the merger contemplated by the Merger Agreement (the "Merger"); and

         WHEREAS,  the Consultant is the President and sole  shareholder of FEI;
and

         WHEREAS, the Parent desires to provide for the Consultant to perform services for the Parent and the Company following the Merger and FEI desires to make Consultant avail- able to perform such services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the Parent and the Consultant hereby agree as follows:

         1. Consulting Services. Subject to the effectiveness of the Merger, the Consultant hereby agrees to provide such consulting services to the Parent and to the Company as the President of the Western Geophysical Division of Western Atlas International, Inc. or his designee shall reasonably request for not more than __ hours per month. Such consulting services may be rendered in New York, New York, or at any other mutually agreeable place. FEI hereby agrees to make Consultant available to provide such service.

         2. Term. The period of consultancy under this Agreement shall be for a period commencing on the Effective Time and ending on the fourth anniversary of the Effective Time (the "Term").

         3. Consulting Fee. The Parent shall pay to FEI, in consideration of the consulting services, a consulting fee (the "Consulting Fee") at an annual rate of $_______ payable in substantially equal monthly installments during the Term.

         4. Expenses. The Parent will reimburse FEI for all authorized reasonable and necessary out-of-pocket expenses incurred by the Consultant in the performance of his duties hereunder upon the presentation of appropriate documentation. Such expenses shall be submitted to Parent, at P.O. Box 1407, Houston, TX 77251-1407, Att: J. Perez, on Parent's standard expense report forms in accordance with Parent's expense reimbursement policy in effect from time to time during the Term.

         5. Termination of Consultancy. The Consultant's consultancy hereunder shall terminate prior to the scheduled end of the Term upon the first to occur of:

         (a) the death of the Consultant; or

         (b) the Consultant's illness, disability or incapacity ("Disability") that prevents the Consultant from performing his duties hereunder for sixty (60) consecutive days, or for any sixty (60) days within any one hundred and eighty
(180) day period, and the provision of written notice of such termination to the Consultant; or

         (c) written notice by the Parent to the Consultant of termination of the Consultant's consultancy by the Parent for "Cause," which shall include, without limitation, (i) the failure of the Consultant to perform his duties hereunder after at least 30 days' written notice thereof specifying such failure and the Consultant's failure to remedy same within such 30-day period; (ii) any act of illegality, dishonesty, moral turpitude, or fraud in connection with the Consultant's consultancy; (iii) any course of action by the Consultant which is materially detrimental to the business of the Parent or any of its affiliates (including without limitation any violation of Sections 7, 8 or 9 of this Agreement); or (iv) the commission by the Consultant of any felony; or

         (d) written notice by the Parent to the Consultant of termination of the Consultant's consultancy without Cause; or

         (e) written notice by the Consultant to the Parent of termination of his consul- tancy.

The date of termination of the Consultant's consultancy shall be the date written notice is given or such later date (within thirty (30) days following such notice) specified in the written notice.

         6. Termination Payments. In the event of the termination of the Consultant's consultancy pursuant to Section 5, the Parent shall make the payments to FEI set forth below and have no further obligation to the Consultant or FEI hereunder.

         (a) In the event of the termination of the Consultant's consultancy by the Parent for Cause pursuant to Section 5(c) of this Agreement or the termination of the Consultant's consultancy by the Consultant pursuant to
Section 5(e) of this Agreement, the

Parent shall pay to FEI the Consulting Fee previously earned but not paid as of the date of termination.

         (b) In the event of the termination of the Consultant's consultancy by the Parent without Cause (and not for death or Disability) pursuant to Section 5(d) of this Agreement, the Parent shall continue to pay FEI the full Consulting Fee contemplated by Section 3 of this Agreement in monthly installments through the scheduled end of the Term, subject to the Consultant's and FEI's compliance with Sections 7, 8 and 9 of this Agreement.

         (c) In the event of the Consultant's death or termination for Disability pursuant to Section 5(b) of this Agreement during the Term, the Parent shall continue to pay to FEI the Consulting Fee contemplated by Section 3 in monthly installments for the lesser of (i) six months following such date of termination or (ii) the number of months remaining in the Term, subject to the Consultant's and FEI's compliance with Section 7, 8 and 9 of this Agreement.

         7. Covenant Not to Compete. During the Tenn and until the later of (a) 12 months after the Consultant's termination of consultancy with the Parent for any reason or (b) the end of the scheduled Term (the "Noncompetition Period"), the Consultant will not, directly or indirectly (whether as sole proprietor, partner or venturer, stockholder, director, officer, employee or consultant or in any other capacity as principal or agent or through any person, subsidiary or employee acting as nominee or agent):

         (a) Conduct or engage in or have an interest in or be associated with any person, firm, association, partnership, corporation or other entity which conducts or engages in the business of seismic data acquisition or data processing (the "Business"), which are the primary businesses of the Company;

         (b) Take any action, directly or indirectly, to finance, guarantee or provide any other material assistance to any person, firm, association, partnership, corporation or other entity which conducts or engages in the Business;

         (c) Influence or attempt to influence any person, firm, association, partnership, corporation or other entity which is a contracting party with the Parent at any time during the Noncompetition Period to terminate any agreement with the Parent except to the extent the Consultant is acting on behalf, and at the direction, of the Parent in good faith;

         (d) Hire or attempt to hire for employment any person who is employed by the Parent or attempt to influence any such person to terminate employment with the Parent, except to the extent the Consultant is acting on behalf, and at the direction, of the Parent in good faith; or

         (e) Call on, solicit or take away as a client or customer or attempt to call on, solicit or take away as a client or customer any person, firm, association, partnership, corporation or other entity that is or was a client or customer of the Parent, including actively sought prospective customers, during the Term or the Consultant's prior employment with the Company.

         The restrictive provisions of this Agreement shall not prohibit the Consultant from having an equity interest in the securities of any corporation engaged in the Business, which securities are listed on a recognized securities exchange or traded in the over-the-counter market to the extent that such interest does not exceed 3% of the value or voting power of such corporation and does not constitute control of such corporation. For purposes of this Section 7 and Sections 8 and 9 of this Agreement, the term "Parent" shall include the Parent and the Company, and each of their affiliates, and the term "Consultant" shall include the Consultant and FEI.

         8. Confidential Information; Ownership Rights. (a) The Consultant acknowledges and agrees that all nonpublic information concerning the Parent's business including, without limitation, information relating to its products, customer lists, pricing, trade secrets, patents, business methods, financial and cost data, business plans and strategies (collectively, the "Confidential Information") is and shall remain the property of the Parent. The Consultant recognizes and agrees that all of the Confidential Information, whether developed by the Consultant or made available to the Consultant, other than information that is generally known to the public, is a unique asset of the business of the Parent the disclosure of which would be damaging to the Parent. Accordingly, the Consultant agrees to hold such Confidential Information in a fiduciary capacity for the benefit of the Parent. The Consultant agrees that he will not at any time during or after the Consultant's consultancy with the Parent for any reason, directly or indirectly, disclose to any person any Confidential Information of the Parent, other than information that is already known to the public, except as may be required in the ordinary course of business of the Parent or as may be required by law. Promptly upon the termination of this Agreement for any reason, the Consultant agrees to return to the Parent any and all documents, memoranda, drawings, notes and other papers and items (including all copies thereof, whether electronic or otherwise) embodying any Confidential Information of the Parent which are in the possession or control of the Consultant. Information concerning the Parent's business that becomes public as a result of the Consultant's breach of this Section 8 shall be treated as Confidential Information under this Section 8.

         (b) The Consultant hereby assigns to the Parent all right, title and interest in and to any ideas, inventions, original works or authorship, developments, improvements or trade secrets with respect to the Business which the Consultant solely or jointly has conceived or reduced to practice, or will conceive or reduce to practice, or cause to be conceived or reduced to practice, during the Term or his prior employment with the Company. All original works or authorship which are made by Consultant (solely or jointly with others) within the scope of Consultants services hereunder or for the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

         9. Disparagement. During the Term and thereafter, the Consultant agrees not to (a) criticize, denigrate or speak adversely of, or (b) disclose negative information about, the operations, management or performance of the Parent or about any director, officer, employee or agent of the Parent, except as may be required by law.

         10. Breach of Certain Provisions. The Consultant acknowledges that a violation on the Consultant's part of any of the covenants contained in Sections 7, 8 or 9 of this Agreement would cause immeasurable and irreparable damage to the Parent and the Company. Accordingly, the Consultant agrees that the Parent shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have. The Consultant agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of Section 7, 8 or 9 hereof is void or constitutes an unreasonable restriction against the Consultant, the provisions of such Section shall not be rendered void but shall apply to such extent as such court may determine constitutes a reasonable restriction under the circumstances. Sections 7, 8 and 9 shall survive the termination of this Agreement.

         11. Independent Contractor. Nothing herein shall be construed to create an employer-employee, agency, master and servant or joint venture relationship or other association between the Parent or the Company and FEI or the Consultant, and the Consultant shall not be deemed to be an employee of the Parent or the Company for any purpose, including without limitation for the purpose of participating in any employee benefit plan of the Parent or the Company. The Consultant agrees that he is an independent contractor and will not hold himself out to be an employee of the Parent or the Company. FEI and the Consultant shall perform all services under this Agreement as, and shall remain, independent contractors. All persons performing or assisting FEI or the Consultant with any part of the services under this Agreement for the Company or the Parent shall be employees or agents of FEI. FEI's employees and personnel are not employees, agents or representatives of the Company or the Parent, or their shareholders, affiliates or co-venturers, notwithstanding that any such employees or personnel may be construed to be borrowed servants of the Company or the Parent at any time or from time to time. FEI shall not hold its employees or personnel out as employees, representatives or agents of the Company or the Parent or make any representations to create such impression. The Consultant, FEI, and its employees and personnel shall have no authority, express or implied, to make any contract or agreement for, or on behalf of, or otherwise commit the Company or the Parent, or their shareholders, affiliates or coventurers to any contract, commitment, obligation, or liability binding on the Company or the Parent, and the Parent and the Company do not assume any responsibility for proposals, guarantees, or contracts entered into by FEI or the Consultant with others.

         12. Risk of Loss. The Consultant assumes all risk of personal injury or death to himself and all risk of damage to or loss of personal property furnished by the Consultant in connection with the services to be performed by the Consultant under this Agreement. The Consultant will abide by the safety and security regulations of the Parent and the Company while on the respective properties of the Parent and the Company.

         13. Warranty. The Consultant and FEI warrant that entering into this Agreement and performance of services hereunder will not conflict with any obligation of the Consultant arising under any other contract or by operation of law. The Consultant warrants that he has the right to disclose all information transmitted to the Parent or the Company pursuant to this Agreement, and that the services to be performed by the Consultant under this Agreement do not violate or in any way infringe upon the rights of third parties, including property, contractual, employment, trade secrets, proprietary information, and nondisclosure rights, or any trademark, copyright or patent rights, and that Consultant will not enter into any agreements or arrangements with third persons that would result in the performance of such services violating or infringing the rights of such persons.

         14. Assignment. This agreement is a contract for the personal services of the Consultant, and neither FEI nor the Consultant may assign this Agreement or subcontract any services without first obtaining the written consent of the Parent. The Parent may assign this Agreement to any subsidiary or affiliated company or to any third party together with the business to which it pertains.

         15. Governing Law. This Agreement is governed by, and is to be construed and enforced in accordance with, the laws of the State of Delaware. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof. The parties agree that all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in the State courts of Delaware.

         16. Notices. All notices hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to the Parent, to:

                           Western Atlas Inc.
                           10205 Westheimer Road
                           Houston, Texas 77042-3115
                           Attention: General Counsel
                           Fax: 713-266-1717

         If to the Consultant, to:

                           Joel Friedman
                           11 Reimer Road
                           Scarsdale, NY 10583

         If to FEI, to:

                           11 Reimer Road
                           Scarsdale, NY 10583
                           Attention: Joel Friedman

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         17. Miscellaneous. The Consultant shall terminate from employment with the Company as of the Effective Time. This Agreement constitutes the entire understanding between the Parent and the Consultant and FEI relating to the consulting services to be rendered by the Consultant to the Parent and the Company and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement between the Company and the Consultant, and the Consultant hereby waives any further payments, under the Employment Agreement, dated February 1, 1996, between the Company and the Consultant, and any severance payments under any plan or agreement. This Agreement may be amended only by a subsequent written agreement of the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of FEI, its successors and permitted assigns, and the Consultant, his heirs, executors, administrators, beneficiaries and permitted assigns and shall be binding upon and shall inure to the benefit of the Parent and its successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the year and day first above written.

                                       WESTERN ATLAS INC.


                                       By:_________________________



                                       ____________________________
                                       Joel Friedman



                                       FRIEDMAN ENTERPRISES INC.



                                       By:_________________________
                                          Joel Friedman, President

                                                                        Annex IV


                      CONSULTING AND NON-COMPETE AGREEMENT


         AGREEMENT, dated as of March ___, 1998, by and between Western Atlas Inc., a Delaware corporation (the "Parent"), and Luis H. Ferran Arroyo (the "Consultant").

         WHEREAS,  the  Consultant  is the  Executive  Vice  President for Latin
American   Operations  of  3-D  Geophysical,   Inc.,  a  Delaware   corporation,
(collectively with its subsidiaries, the "Company");

         WHEREAS, the Parent has entered into an Agreement and Plan of Merger with the Company and WAI Acquisition Corp., dated as of March ___, 1998 (the "Merger Agreement");

         WHEREAS, the Consultant will terminate employment with the Company effec- tive as of the "Effective Time" (as defined in the Merger Agreement) of the merger contemplated by the Merger Agreement (the "Merger"); and

         WHEREAS, the Parent desires to provide for the Consultant to perform services for the Parent and the Company following the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the Parent and the Consultant hereby agree as follows:

         1. Consulting Services. Subject to the effectiveness of the Merger, the Consultant hereby agrees to provide such consulting services to the Parent and to the Company as the President of the Western Geophysical Division of Western Atlas International, Inc. or his designee shall reasonably request, including without limitation consulting services with respect to Petroleos Mexicanos, for not more than __ hours per month. Such consulting services may be rendered in person at the corporate offices of the Parent or the Company or one of their affiliates, or at any other mutually agreeable place.

         2. Term. The period of consultancy under this Agreement shall be for a period commencing on the Effective Time and ending on the fourth anniversary of the Effective Time (the "Term").

         3. Consulting Fee. The Parent shall pay to the Consultant, in consideration of his consulting services, a consulting fee (the "Consulting Fee") at an annual rate of $_______ payable in substantially equal monthly installments during the Term.

         4. Expenses. The Parent will reimburse the Consultant for all authorized reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties hereunder upon the presentation of appropriate documentation. Such expenses shall be submitted to Parent, at P.O. Box 1407, Houston, TX 77251-1407, Att: J. Perez, on Parent's standard expense report forms in accordance with Parent's expense reimbursement policy in effect from time to time during the Term.

         5. Termination of Consultancy. The Consultant's consultancy hereunder shall terminate prior to the scheduled end of the Term upon the first to occur of:

         (a) the death of the Consultant; or

         (b) the Consultant's illness, disability or incapacity ("Disability") that prevents the Consultant from performing his duties hereunder for sixty (60) consecutive days, or for any sixty (60) days within any one hundred and eighty
(180) day period, and the provision of written notice of such termination to the Consultant; or

         (c) written notice by the Parent to the Consultant of termination of the Consultant's consultancy by the Parent for "Cause," which shall include, without limitation, (i) the failure of the Consultant to perform his duties hereunder after at least 30 days' written notice thereof specifying such failure and the Consultant's failure to remedy same within such 30-day period; (ii) any act of illegality, dishonesty, moral turpitude, or fraud in connection with the Consultant's consultancy; (iii) any course of action by the Consultant which is materially detrimental to the business of the Parent or any of its affiliates (including without limitation any violation of Sections 7, 8 or 9 of this Agreement); or (iv) the commission by the Consultant of any felony; or

         (d) written notice by the Parent to the Consultant of termination of the Consultant's consultancy without Cause; or

         (e) written notice by the Consultant to the Parent of termination of his consul- tancy.

The date of termination of the Consultant's consultancy shall be the date written notice is given or such later date (within thirty (30) days following such notice) specified in the written notice.

         6. Termination Payments. In the event of the termination of the Consultant's consultancy pursuant to Section 5, the Parent shall make the payments to the Consultant set forth below and have no further obligation to the Consultant hereunder.

         (a) In the event of the termination of the Consultant's consultancy by the Parent for Cause pursuant to Section 5(c) of this Agreement or the termination of the Consultant's consultancy by the Consultant pursuant to
Section 5(e) of this Agreement, the

Parent shall pay the Consultant the Consulting Fee previously earned but not paid as of the date of termination.

         (b) In the event of the termination of the Consultant's consultancy by the Parent without Cause (and not for Disability) pursuant to Section 5(d) of this Agreement, the Parent shall continue to pay the Consultant the full
Consulting Fee contemplated by Section 3 of this Agreement in monthly installments through the scheduled end of the Term, subject to the Consultant's compliance with Sections 7, 8 and 9 of this Agreement.

         (c) In the event of the Consultant's death or termination for Disability pursuant to Section 5(b) of this Agreement during the Term, the Parent shall continue to pay to Consultant (or to his estate or beneficiary in the event of his death) the Consulting Fee contemplated by Section 3 in monthly installments for the lesser of (i) six months following such date of termination or (ii) the number of months remaining in the Term, subject to, in the event of termination for Disability, the Consultant's compliance with Sections 7, 8 and 9 of this Agreement. 7. Covenant Not to Compete. During the Term and until the later of (a) 12 months after the Consultant's termination of consultancy with the Parent for any reason or (b) the end of the scheduled Term (the
"Noncompetition Period"), the Consultant will not, directly or indirectly (whether as sole proprietor, partner or venturer, stock, holder, director, officer, employee or consultant or in any other capacity as principal or agent or through any person, subsidiary or employee acting as nominee or agent):

         (a) Conduct or engage in or have an interest in or be associated with any person, firm, association, partnership, corporation or other entity which conducts or engages in the business of seismic data acquisition or data processing (the "Business"), which are the primary businesses of the Company;

         (b) Take any action, directly or indirectly, to finance, guarantee or provide any other material assistance to any person, firm, association, partnership, corporation or other entity which conducts or engages in the Business;

         (c) Influence or attempt to influence any person, firm, association, partnership, corporation or other entity which is a contracting party with the Parent at any time during the Noncompetition Period to terminate any agreement with the Parent except to the extent the Consultant is acting on behalf, and at the direction, of the Parent in good faith;

         (d) Hire or attempt to hire for employment any person who is employed by the Parent or attempt to influence any such person to terminate employment with the Parent, except to the extent the Consultant is acting on behalf, and at the direction, of the Parent in good faith; or

         (e) Call on, solicit or take away as a client or customer or attempt to call on, solicit or take away as a client or customer any person, firm, association, partnership, corporation or other entity that is or was a client or customer of the Parent, including actively sought prospective customers, during the Term or the Consultant's prior employment with the Company.

         The restrictive provisions of this Agreement shall not prohibit the Consultant from having an equity interest in the securities of any corporation engaged in the Business, which securities are listed on a recognized securities exchange or traded in the over-the-counter market to the extent that such interest does not exceed 1% of the value or voting power of such corporation and does not constitute control of such corporation. For purposes of this Section 7 and Sections 8 and 9 of this Agreement, the term "Parent" shall include the Parent and the Company, and each of their affiliates.

         8. Confidential Information; Ownership Rights. (a) The Consultant acknowledges and agrees that all nonpublic information concerning the Parent's business including, without limitation, information relating to its products, customer lists, pricing, trade secrets, patents, business methods, financial and cost data, business plans and strategies (collectively, the "Confidential Information") is and shall remain the property of the Parent. The Consultant recognizes and agrees that all of the Confidential Information, whether developed by the Consultant or made available to the Consultant, other than information that is generally known to the public, is a unique asset of the business of the Parent, the disclosure of which would be damaging to the Parent. Accordingly, the Consultant agrees to hold such Confidential Information in a fiduciary capacity for the benefit of the Parent. The Consultant agrees that he will not at any time during or after the Consultant's consultancy with the Parent for any reason, directly or indirectly, disclose to any person any Confidential Information of the Parent, other than information that is already known to the public, except as may be required in the ordinary course of business of the Parent or as may be required by law. Promptly upon the termination of this Agreement for any reason, the Consultant agrees to return to the Parent any and all documents, memoranda, drawings, notes and other papers and items (including all copies thereof, whether electronic or otherwise) embodying any Confidential Information of the Parent which are in the possession or control of the Consultant. Information concerning the Parent's business that becomes public as a result of the Consultant's breach of this Section 8 shall be treated as Confidential Information under this Section 8.

         (b) The Consultant hereby assigns to the Parent all right, title and interest in and to any ideas, inventions, original works or authorship, developments, improvements or trade secrets with respect to the Business which the Consultant solely or jointly has conceived or reduced to practice, or will conceive or reduce to practice, or cause to be conceived or reduced to practice, during the Term or his prior employment with the Company. All original works or authorship which are made by Consultant (solely or jointly with others) within the scope of Consultant's services hereunder or for the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

         9. Disparagement. During the Term and thereafter, the Consultant agrees not to (a) criticize, denigrate or speak adversely of, or (b) disclose negative information about, the operations, management or performance of the Parent or about any director, officer, employee or agent of the Parent, except as may be required by law.

         10. Breach of Certain Provisions. The Consultant acknowledges that a violation on the Consultant's part of any of the covenants contained in Sections 7, 8 or 9 of this Agreement would cause immeasurable and irreparable damage to the Parent and the Company. Accordingly, the Consultant agrees that the Parent shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have. The Consultant agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of Section 7, 8 or 9 hereof is void or constitutes an unreasonable restriction against the Consultant, the provisions of such Section shall not be rendered void but shall apply to such extent as such court may determine constitutes a reasonable restriction under the circumstances. Sections 7, 8 and 9 shall survive the termination of this Agreement.

         11. Independent Contractor. Nothing herein shall be construed to create an employer-employee, agency, master and servant or joint venture relationship or other association between the Parent or the Company and the Consultant, and the Consultant shall not be deemed to be an employee of the Parent or the Company for any purpose, including without limitation for the purpose of participating in any employee benefit plan of the Parent or the Company. The Consultant agrees that he will not hold himself out to be an employee of the Parent or the Company. The Consultant shall perform all services under this Agreement as, and shall remain, an independent contractor. The Consultant shall have no authority, express or implied, to make any contract or agreement for, or on behalf of, or otherwise commit the Company or the Parent, or their shareholders, affiliates or coventurers to any contract, commitment, obligation, or liability binding on the Company or the Parent, and the Parent and the Company do not assume any responsibility for proposals, guarantees, or contracts entered into by the Consultant with others.

         12. Risk of Loss. The Consultant assumes all risk of personal injury or death to himself and all risk of damage to or loss of personal property furnished by the Consultant in connection with the services to be performed by the Consultant under this Agreement. The Consultant will abide by the safety and security regulations of the Parent and the Company while on the respective properties of the Parent and the Company.

         13. Warranty. The Consultant warrants that entering into this Agreement and performance of service hereunder will not conflict with any obligation of the Consultant arising under any other contract or by operation of law. The Consultant warrants that he has the right to disclose all information transmitted to the Parent or the Company under this Agreement, and that the services to be performed by the Consultant under this Agreement do not violate or in any way infringe upon the rights of third parties, including property, contractual, employment, trade secrets, proprietary information, and nondisclosure rights, or any trademark, copyright or patent rights, and that Consultant will not enter into any agreements or arrangements with third persons that would result in the performance of such services violating or infringing the rights of such persons.

         14. Assignment. This agreement is a contract for the personal services of the Consultant, and the Consultant may not assign this Agreement or subcontract any services without first obtaining the written consent of the Parent. The Parent may assign this Agreement to any subsidiary or affiliated company or to any third party together with the business to which it pertains.

         15. Governing Law. This Agreement is governed by, and is to be construed and enforced in accordance with, the laws of the State of Delaware. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof. The parties agree that all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in the State courts of Delaware.

         16. Notices. All notices hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to the Parent, to:

                           Western Atlas Inc.
                           10205 Westheimer Road
                           P.O. Box 1407
                           Houston, Texas 77251
                           Attention: General Counsel

                           Houston, Texas 77042-3115
                           Attention: General Counsel
                           Fax: 713-266-1717

                  If to the Consultant, to:

                           Luis H. Ferran Arroyo
                           Avenida La Malinche No. 320

                           Colonia Colinas del Basques
                           Deleg, Tialplan, Mexico, D.F
                           Fax: (525) 532-5700

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         17. Miscellaneous. The Consultant shall terminate from employment with the Company as of the Effective Time. This Agreement constitutes the entire understanding between the Parent and the Consultant relating to the consulting services to be rendered by the Consultant to the Parent and the Company and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement between the Company and the Consultant, and the Consultant hereby waives any further payments under the Employment Agreement, dated February 1, 1996, between the Company and the Consultant, and any severance payments under any plan or agreement. This Agreement may be amended only by a subsequent written agreement of the Consultant and the Parent. This Agreement shall be binding upon and shall inure to the benefit of the Consultant, his heirs, executors, administrators, beneficiaries and permitted assigns and shall be binding upon and shall inure to the benefit of the Parent and its successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the year and day first above written.


                                                      WESTERN ATLAS INC.


                                                      By:______________________


                                                      _________________________
                                                        Luis H. Ferran Arroyo


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